UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2009

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2009, USEC Inc. ("USEC" or the "Company") entered into an amendment (the "Amendment") to the Memorandum of Understanding (the "2007 MOU") dated as of August 16, 2007, between USEC, ATK Space Systems Inc., a subsidiary of Alliant Techsystems ("ATK"), and Hexcel Corporation ("Hexcel").

The 2007 MOU provides for the purchase by USEC of carbon fiber material and related carbon fiber products used in the manufacture of components for centrifuge machines to be used in USEC’s American Centrifuge uranium enrichment plant in Piketon, Ohio. ATK places orders under the terms of the 2007 MOU for its commercial production of rotor tubes for centrifuge machines. Under the 2007 MOU, USEC was to purchase from Hexcel a specified amount of carbon fiber material sufficient for the approximately 11,500 centrifuge machines expected to be deployed in the American Centrifuge plant. The 2007 MOU provides for a fixed price for this carbon fiber material, with a provision for escalation related to general inflation.

As a result of the demobilization of the American Centrifuge project that began in August 2009, USEC does not need to purchase carbon fiber material in the timeframe originally contemplated by the 2007 MOU. As a result, the Amendment revises the 2007 MOU as follows:

• In addition to the amounts USEC has already paid to Hexcel for carbon fiber material purchases already delivered and for future purchases under the 2007 MOU, USEC will prepay $7.7 million towards future carbon fiber material purchases;
• The $7.7 million prepayment will be credited toward future purchases of carbon fiber materials at such time as USEC may resume purchases under the 2007 MOU on or before December 31, 2012;
• USEC’s obligation to purchase a minimum monthly and total quantity of carbon fiber material under the 2007 MOU is terminated, and the parties agree that the payments and other commitments in the Amendment are in settlement of any and all claims related to the 2007 MOU up to and including the date of the Amendment;
• USEC agrees to purchase, and Hexcel agrees to provide, 96% of its requirements for carbon fiber materials to be delivered on or before December 31, 2012; and
• The term of the 2007 MOU is extended by one year from December 31, 2011 to December 31, 2012.

ATK and Hexcel are key suppliers for the American Centrifuge plant. ATK has been working on the American Centrifuge project since 2003 and is currently performing work under an agreement entered into between USEC and ATK in May 2007 relating to the production of rotor tubes for centrifuge machines for the American Centrifuge plant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number - Description

10.1 Amendment dated December 16, 2009 to MOU dated August 16, 2007 among Hexcel Corporation, USEC Inc., and ATK Space Systems Inc. (Certain information has been omitted and filed separately pursuant to a request for confidential treatment under Rule 24b-2.)

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

December 22, 2009	By:	/s/ Peter B. Saba

Name: Peter B. Saba
Title: Senior Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amendment dated December 16, 2009 to MOU dated August 16, 2007 among Hexcel Corporation, USEC Inc., and ATK Space Systems Inc. (Certain information has been omitted and filed separately pursuant to a request for confidential treatment under Rule 24b-2.).